EXHIBIT 1

                         AGREEMENT OF JOINT FILING


          Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission an amendment to the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of November 8, 1994.






                                                 CHARLES E. HURWITZ
                                                 Charles E. Hurwitz


                                        MAXXAM INC.



                                        By:        BYRON L. WADE
                                                   Byron L. Wade
                                           Vice President, Secretary and
                                               Deputy General Counsel


                                        FEDERATED DEVELOPMENT COMPANY



                                        By:     JAMES H. PAULIN, JR.
                                                James H. Paulin, Jr.
                                              Secretary and Treasurer